LA QUINTA INNS, INC.
              SPECIAL MEETING OF SHAREHOLDERS ON           , 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Gary L. Mead, John F. Schmutz and William S. McCalmont and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock of La Quinta Inns, Inc. (the "Company") standing in the name of the undersigned on the books of the Company at the
close of business on            , 1998, at the Special Meeting of Shareholders
to be held at 10:00 a.m. on            , 1998 at La Quinta Inns, Inc., 112 E.
Pecan Street, Third Floor Conference Room, San Antonio, Texas, or any adjournment or postponement thereof, upon the following proposal described in
the accompanying Joint Proxy Statement/Prospectus dated            , 1998.

     THE POWERS HEREBY GRANTED MAY BE EXERCISED BY ANY OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR adoption of the Proposal listed below.

1. PROPOSAL to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, La Quinta Inns, Inc. will merge with and into Meditrust Corporation.


                     FOR [ ]     AGAINST [ ]     ABSTAIN [ ]


   COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE


                  (Continued and to be signed on reverse side)


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                          (Continued from other side)

  2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournments or postponements thereof.

     The undersigned hereby acknowledges receipt of the accompanying Notice of
Special Meeting of Shareholders dated           , 1998 and the Joint Proxy
Statement/Prospectus.

I plan to attend meeting [ ]                 Dated: _______________________ 1998

COMMENTS/ADDRESS CHANGE [ ]
Please mark this box if you                  ___________________________________
have written comments/address                Signature
change on the reverse side.
                                             ___________________________________
                                             Signature if held jointly



IMPORTANT: Please sign proxy as name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.